EXHIBIT 99.1

3D Systems Acquires Huntsman's Stereolithography Product Line

Adds Digitalis(R) Rapid Manufacturing Printer to Its Print Engine Portfolio

ROCK HILL, S.C., Nov. 1, 2011 (GLOBE NEWSWIRE) -- 3D Systems Corporation (NYSE:DDD) announced today that it acquired from the Advanced Materials Division of Huntsman Corporation (NYSE:HUN) its RenShape® stereolithography print materials and Digitalis® rapid manufacturing 3D printer product line for $41 million in cash. This business generated $7 million of annual revenue during 2010, primarily from sales of RenShape® print materials.

Huntsman has been a global provider of RenShape® stereolithography, a portfolio of advanced materials formulated to print durable, robust parts and prototypes with outstanding accuracy, intricate reproduction of detail and a high-quality surface finish. These materials complement 3D Systems' product offering and are ideal for printing snap-fit polypropylene and ABS like parts and selectively colored medical models on 3D Systems' SLA® printers.

Digitalis® is a new MEMS (Microelectromechanical systems) rapid manufacturing printer currently in advanced stages of development and validation that is capable of manufacturing large numbers of parts simultaneously at high speed and accuracy.

This acquisition complements 3D Systems' print materials technology and intellectual property portfolio and adds the Digitalis® print engine to its printer family.  3D Systems plans to integrate these product lines into its growing rapid manufacturing and healthcare solutions portfolio. The company expects this acquisition to be immediately accretive to its net income and contribute favorably to its target operating model.

"We are pleased to deliver the benefits of Huntsman's complementary performance print materials and printers to our customers world-wide," said Abe Reichental, President and CEO of 3D Systems. "This acquisition is consistent with our growth strategy, complements our technology and product portfolio, and is immediately accretive to our target operating model."

Forward-Looking Statements

Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results expressed or implied by such forward-looking statements.  In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as "believes," "belief," "expects," "estimates," "intends," "anticipates" or "plans" to be uncertain and forward-looking.  Forward-looking statements may include comments as to the company's beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the company. The factors described under the headings "Forward-Looking Statements," "Cautionary Statements and Risk Factors," and "Risk Factors" in the company's periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements.

About 3D Systems Corporation

3D Systems is a leading provider of 3D content-to-print solutions including 3D printers, print materials and on-demand custom parts services for professionals and consumers alike. The company also provides creative content development, design productivity tools and curation services and downloads. Its expertly integrated solutions replace, displace and complement traditional methods and reduce the time and cost of designing new products by printing real parts directly from digital input. These solutions are used to rapidly design, communicate, prototype and produce functional parts, empowering its customers to create with confidence.

More information on the company is available at www.3DSystems.com.

To experience our entire range of 3D content-to-print products and services please visit www.printin3D.com, www.production3dprinters.com, www.toptobottomdental.com, www.quickparts.com, www.3Dproparts.com, www.alibre.com, www.bitsfrombytes.com, www.botmill.com, www.The3dStudio.com, www.freedomofcreation.com, www.sycode.com, blog.3dsystems.com, or via email at moreinfo@3Dsystems.com.

The 3D Systems Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4537

CONTACT: Investor Contact: Stacey Witten
         803-326-4010
         E-mail: WittenS@3dsystems.com

         Media Contact: Cathy Lewis
         803-326-3950
         Email: LewisCL@3dsystems.com